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                                                                     EXHIBIT 4.1


                            INVESTOR RIGHTS AGREEMENT

           This Investor Rights Agreement (this "Agreement") is made and entered into as of April 20, 2004 among Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and each of the purchasers executing this Agreement and listed on Schedule 1 attached hereto (collectively, the "Purchasers").

           This Agreement is being entered into pursuant to the Common Stock and Warrant Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the "Purchase Agreement").

           The Company and the Purchasers hereby agree as follows:

           1. Definitions.

           Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

           "Advice" shall have the meaning set forth in Section 3(m).

           "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

           "August 2003 Financing Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 12, 2003, by and among the Company and each of the persons listed on Schedule 1 attached thereto, and certain other persons set forth therein.

           "Blackout Period" shall have the meaning set forth in Section 3(n).

           "Board" shall have the meaning set forth in Section 3(n).

           "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other government actions to close.

           "Commission" means the Securities and Exchange Commission.

           "Common Stock" means the Company's Common Stock, par value $0.001 per share.

           "Effectiveness Deadline" means the date that is one hundred and twenty (120) days after the Closing Date.
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           "Effectiveness Period" shall have the meaning set forth in Section 2.

           "Event" shall have the meaning set forth in Section 7(e).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Filing Date" means the 30th day following the Closing Date.

           "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities, including without limitation the Purchasers and their assignees.

           "Indemnified Party" shall have the meaning set forth in Section 5(c).

           "Indemnifying Party" shall have the meaning set forth in Section
5(c).

           "Losses" shall have the meaning set forth in Section 5(a).

            "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

           "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

           "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

           "Purchased Shares" means the shares of Common Stock purchased by the Purchasers pursuant to the Purchase Agreement.

           "Registrable Securities" means (a) the Purchased Shares and the Warrant Shares (without regard to any limitations on beneficial ownership contained in the Purchase Agreement or Warrants) or other securities issued or issuable to each Purchaser or its transferee or designee (i) upon exercise of the Warrants, or (ii) upon any distribution with respect to, any exchange for or any replacement of such Purchased Shares or Warrants or (iii) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (c) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of, or in reduction of the liquidation value of,

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any of the securities referred to in the preceding clauses; provided, however, that such securities shall cease to be Registrable Securities when such securities have been sold pursuant to a Registration Statement, pursuant to Rule 144 or to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or when such securities may be sold without any restriction pursuant to Rule 144(k).

           "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

           "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Series D Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 7, 2003, by and among the Company and certain holders of the Company's Series D 8% Cumulative Convertible Voting Preferred Stock, and certain other persons, as amended.

           "Series E Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 26, 2003, by and among the Company and certain holders of the Company's Series E Convertible Voting Preferred Stock, and certain other persons.

           "Special Counsel" means Wiggin and Dana LLP.

           "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the warrants (including, without limitation, the Placement Agent Warrants) issued or to be issued to the Purchasers or their assignees or designees in connection with the offering consummated under the Purchase Agreement.

           2. Registration. As soon as reasonably practicable following the Closing Date (but not later than the Filing Date), the Company shall prepare and file with the Commission a "shelf" Registration Statement covering all Registrable Securities for a secondary or resale

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offering to be made on a continuous basis pursuant to Rule 415. The Registration
Statement shall be on Form S-3 (or if such form is not available to the Company on another form appropriate for such registration in accordance herewith). Subject to Section 3(n) below, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act not later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review and the effectiveness of the Registration Statement may be accelerated) and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) with respect to any Holder, such time as all Registrable Securities held by such Holder may be sold without any restriction pursuant to Rule 144(k) (the "Effectiveness Period"). Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Securities Act Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.
If, after the first filing of a Registration Statement under this Agreement, the Commission advises the Company that any Registrable Securities may not be included in such Registration Statement on Form S-3 ("Delayed Securities"), then the Company shall not be in breach of any provision of this Agreement or subject to liquidated damages pursuant to Section 7(e) or Section 7(f) for the failure to include such Delayed Securities in such Registration Statement. The Company shall prepare and file a Registration Statement and related Prospectus effecting the registration of the Delayed Securities as soon as reasonably practicable after it is permitted to do so on Form S-3 under the Securities Act and the rules and regulations of the Commission. If the Company is not permitted to register the Delayed Securities on Form S-3 such that the Registration Statement with respect to the Delayed Securities is effective prior to the first anniversary of the Closing Date, then Company shall effect the registration of the Delayed Securities no later than such first anniversary by preparing and filing a Registration Statement on any form as may be necessary to cause the registration of such Delayed Securities to become effective no later than such anniversary.

           3. Registration Procedures.

           In connection with the Company's registration obligations hereunder, the Company shall:

           (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or if such form is not available to the Company on another form appropriate for such registration in accordance herewith) (which shall include a Plan of Distribution substantially in the form of Exhibit A attached hereto), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Special Counsel, copies of all such documents proposed

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to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Special Counsel, and (ii) at the request of any Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or the Special Counsel shall reasonably object in writing within three (3) Business Days after their receipt thereof. In the event of any such objection, the Holders shall provide the Company with any requested revisions to such prospectus or supplement within two (2) Business Days of such objection, and any time limits applicable to the Company under this Agreement, including the Filing Date and the Effectiveness Deadline shall be extended by the amount of time elapsing between such objection and the receipt by the Company of such requested revisions.

           (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and to the extent any Registrable Securities are not included in such Registration Statement for reasons other than the failure of the Holder to comply with Section 3(m) hereof, shall prepare and file with the Commission such amendments to the Registration Statement or such additional Registration Statements in order to register for resale under the Securities Act all Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;
(iii) respond as promptly as possible, and in no event later than fifteen (15) Business Days to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

           (c) Notify Holders of Registrable Securities to be sold and the Special Counsel as promptly as possible (i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed (but in no event in the case of this clause (i), less than three (3) Business Days prior to date of such filing); (ii) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and
(iii) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and after the effectiveness thereof: (A) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (B) of the issuance by the Commission of any stop order suspending the

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effectiveness of the Registration Statement covering any or all of the
Registrable Securities or the initiation of any Proceedings for that purpose;
(C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (D) if the financial statements included in the Registration Statement become ineligible for inclusion therein or of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limitation to any remedies to which the Holders may be entitled under this Agreement, if any of the events described in
Section 3(c)(iii)(A), 3(c)(iii)(B) and 3(c)(iii)(C) occur, the Company shall use its reasonable best efforts to respond to and correct the event.

           (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, use reasonable best efforts to obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time.

           (e) If requested by any Holder of Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

           (f) Furnish to each Holder and the Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

           (g) Promptly deliver to each Holder and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in conformity with the requirements of the Securities Act.

           (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and the Special Counsel in

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connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

           (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law and the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities. In connection therewith, if required by the Company's transfer agent, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the Holder of such shares of Registrable Securities under the Registration Statement.

           (j) Following the occurrence of any event contemplated by Section 3(c)(iii)(D), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (k) Use reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on every United States securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which securities of the same class issued by the Company are then listed.

           (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 3-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

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           (m) (i) Request each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law or the Commission to be disclosed in the Registration Statement, including any Prospectus, Prospectus supplement or amended Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.

                     (ii) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute or rule or regulation of the Commission then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                     (iii) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in
           Section 3(c)(iii)(A), 3(c)(iii)(B), 3(c)(iii)(C), 3(c)(iii)(D), or
           3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide stop orders to enforce the provisions of this paragraph, provided that the Company shall promptly remove any such stop orders when such stop orders are no longer required.

           (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then, notwithstanding anything to the contrary in this Agreement or the Purchase Agreement, the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 30 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 60 days in the aggregate during any 12 month period (each, a "Blackout Period"). The Filing Date and the Effectiveness Deadline shall be delayed for the duration of any Blackout Period in compliance with this Section 3(n).

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           4. Registration Expenses.

           All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the NASDAQ SmallCap Market and each other securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws (including, without limitation, reasonable and documented fees and disbursements of Special Counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing or photocopying prospectuses), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including, in the case of an underwritten offering, the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters if requested by any underwriter) and legal counsel, and (vi) reasonable and documented fees and expenses of the Special Counsel in connection with any Registration Statement hereunder. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

           5. Indemnification.

           (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Prospectus or any form of

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prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to (x) such Holder and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (y) such Holder's proposed method of distribution of Registrable Securities as set forth in Exhibit A (or as such Holder otherwise informs the Company in writing); or (ii) in the case of an occurrence of an event of the type described in Section 3(c)(iii)(B), 3(c)(iii)(C), 3(c)(iii)(D) or 3(n), such Losses arise solely out of or are based solely upon the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(m); provided, however, that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c) of this Agreement) and shall survive the transfer of the Registrable Securities by the Holders.

           (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon (i) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that (A) such untrue statement or omission is contained in or omitted from any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus, or in any amendment or supplement thereto, or (B) such information relates to (x) such Holder and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus, or such form of prospectus or in any amendment or supplement thereto or (y) such Holder's proposed method of distribution of Registrable Securities as set forth in Exhibit A (or as

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such Holder otherwise informs the Company in writing) or (ii) in the case of an occurrence of an event of the type described in Section 3(c)(iii)(B), 3(c)(iii)(C), 3(c)(iii)(D) or 3(n), the use by a Holder of an outdated or defective Prospectus after the delivery to the Holder of written notice from the Company that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 3(m); provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

           (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

           An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not impose any monetary or other obligation or restriction on the Indemnified Party.

           All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

           (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be required to contribute under this Section 5(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The indemnity and contribution agreements herein are in addition to and not in diminution or limitation of any indemnification provisions under the Purchase Agreement.

           6. Rule 144.

           As long as any Holder owns Purchased Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Purchased Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to
Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Purchased Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including compliance with the provisions of the Purchase Agreement relating to the transfer of the Purchased Shares and Warrant Shares. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

           7. Miscellaneous.

           (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

           (b) No Inconsistent Agreements. Except as otherwise disclosed in the Purchase Agreement, neither the Company nor any of its subsidiaries is a party to an agreement currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the rights of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

           (c) Notice of Effectiveness. Within two (2) Business Days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit B.

           (d) Piggy-Back Registrations. Subject to the limitations imposed under the Series D Registration Rights Agreement, the August 2003 Financing Registration Rights Agreement and the Series E Registration Rights Agreement, if at any time when there is not an effective Registration Statement covering all of the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within seven (7) Business Days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holder), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company). The right of any holder to participate in an underwritten public offering hereunder shall be conditioned upon such Holder's entering into the underwriting agreement and lock-up agreement with the representative of the underwriter or underwriters on the same terms as required of other selling securities holders in such offering that are not affiliated with the Company.

           (e) Failure to File Registration Statement and Other Events. The Company and the Holders agree that the Holders will suffer damages if the Registration Statement is not filed on or prior to the thirtieth (30th) day following the Closing Date and maintained in the manner contemplated herein during the Effectiveness Period. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or prior to the Filing Date (as such Filing Date may be delayed pursuant to Section 3(n)), or
(ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review and effectiveness of the Registration Statement may be accelerated (except to the extent that such effectiveness may be delayed pursuant to Section 3(n)), or (iii) trading in the Common Stock shall be suspended or if the Common Stock is delisted from the NASDAQ SmallCap Market or any other securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed (each an "Exchange"), without immediately being listed on any other Exchange, for any reason for more than one (1) Business Day, other than pursuant to Section 3(n), or (iv) the rights of the Holders to exercise into Warrant Shares are suspended for any reason without the consent of the particular Holder other than as set forth in the Purchase Agreement or the Warrant (any such failure or breach being referred to as an "Event"), the Company shall pay in cash as liquidated damages for such failure and not as a penalty to each Holder an amount equal to one percent (1%) of the purchase price paid by such Holder for Purchased Shares and Warrants purchased pursuant to the Purchase Agreement and then held by such Holder for the initial thirty (30) day period until the applicable Event has been cured, which shall be pro rated for such periods less than thirty (30) days, and for each subsequent thirty (30) day period until the applicable Event has been cured which shall be pro rated for such periods less than thirty days (the "Periodic Amount"). Payments to be made pursuant to this Section 7(e) shall be due and payable immediately upon demand in immediately available cash funds, provided that a demand by each Holder for payment of the Periodic Amount shall not be made more frequently than once every thirty (30) days. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Holders if any Event as described herein has occurred. Notwithstanding the foregoing, the Company shall remain obligated to cure the breach or correct the condition that caused the Event, and the Holder shall have the right to take any action necessary or desirable to enforce such obligation.

           (f) Failure of Registration Statement to Become Effective. The Company and the Holders agree that the Holders will suffer damages if the Registration Statement is not declared effective on or prior to the one hundred and twentieth (120th) day following the Closing Date. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not declared effective on or before the date that is thirty (30) days after the Effectiveness Deadline (as such Effectiveness Deadline may be delayed pursuant to Section 3(n)), the Company shall pay in cash as liquidated damages for such failure and not as a penalty to each Holder an amount equal to (i) one percent (1%) of the purchase price paid by such Holder for the Purchased Shares and Warrants purchased pursuant to the Purchase Agreement and (ii) one percent (1%) of the purchase price paid by such Holder for the Purchased Shares and Warrants purchased pursuant to the Purchase Agreement and then held by such Holder for each subsequent thirty (30) day period (which shall be pro rated for such periods less than thirty (30) days) until either (x) the Registration Statement is declared effective or (y) the twelfth (12th) month after the Closing Date has ended. Payments to be made pursuant to this Section 7(f) shall be due and payable immediately upon demand in immediately available cash funds, provided that a demand by each holder for payment of such amounts shall not be made more frequently than once every thirty (30) days. The parties agree that the amounts set forth in this Section 7(f) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Holders if the Registration Statement is not declared effective on or prior to the one hundred and twentieth (120th) day following the Closing Date. At any time that amounts continue to accrue pursuant to Section 7(e), such amounts shall be credited against any amounts that simultaneously accrue pursuant to this Section 7(f) such that the Company shall in no event be obligated to make any payments under this Section 7(f) with respect to any period for which it is obligated to pay the Periodic Amount under Section 7(e). Notwithstanding the foregoing, the Company shall remain obligated to cause the Registration Statement to become effective, and the Holders shall have the right to take any action necessary or desirable to enforce this obligation.

           (g) Specific Enforcement, Consent to Jurisdiction.

                     (i) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                     (ii) Each of the Company and the Holders (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York City, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(g) shall affect or limit any right to serve process in any other manner permitted by law.

           (h) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

           (i) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service such as Federal Express or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

                               Spectrum Pharmaceuticals, Inc.
                               157 Technology Drive
                               Irvine, California 92618
                               Attention: CEO
                               Facsimile No.: (949) 788-6706

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:

                               Latham & Watkins LLP
                               650 Town Center Drive, Suite 2000
                               Costa Mesa, California  92626
                               Attention:  Alan W. Pettis, Esq.
                               Facsimile No.:  (714) 755-8290

Copies of notices to any Holder shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.

           (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns; provided, that the Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder; and provided, further, that each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

           (k) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Purchased Shares, the Warrants or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 7(k), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

           The Company may require, as a condition of allowing such assignment in connection with a transfer of Purchased Shares, Warrants or Registrable Securities (i) that the Holder or transferee of all or a portion of the Purchased Shares, the Warrants or the Registrable Securities as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

           (l) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by electronic means or facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

           (m) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

           (n) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           (o) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

           (p) Headings; Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Any form of the word "include" as used in this Agreement shall be deemed to be followed by the phrase "without limitation".

           (q) Registrable Securities Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

           (r) Obligations of Purchasers. The Company acknowledges that the obligations of each Purchaser under this Agreement, are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to enter into to this Agreement has been made by such Purchaser independently of any other Purchaser. The Company further acknowledges that nothing contained in this Agreement, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

           Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of this Agreement and with respect to the transactions contemplated hereby. For reasons of administrative convenience only, this Agreement has been prepared by Special Counsel (counsel for SDS Capital Group, SPC,

Ltd, a Purchaser) and the Special Counsel will perform certain duties under this Agreement. Each Purchaser acknowledges that such counsel does not represent all of the Purchasers but only SDS Capital Group, SPC, Ltd.

                            [signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

COMPANY:

SPECTRUM PHARMACEUTICALS, INC.

By: /s/ Rajesh C. Shrotriya
    --------------------------------
Name:  Rajesh C. Shrotriya
Title: Chief Executive Officer

PURCHASER:

Print Exact Name:_________________________________


By:_____________________________________________
Name:
Title:


  [Omnibus Spectrum Pharmaceuticals, Inc. Investor Rights Agreement Signature
                                     Page]

                                   SCHEDULE 1
                                       TO
                            INVESTOR RIGHTS AGREEMENT
          PURCHASERS AND SHARES OF COMMON STOCK AND WARRANTS PURCHASED

NAME, ADDRESS, FAX NUMBER OF PURCHASER AND COPIES OF     SHARES OF COMMON STOCK    COMMON STOCK UNDERLYING
NOTICES TO:                                                     PURCHASED                 WARRANTS                PURCHASE PRICE
-----------                                                     ---------                 --------                --------------
BayStar Capital II LP                                            65,000                    22,750                  $503,750.00
80 E. Sir Francis Drake Blvd. Suite 2B
Larkspur, CA  94939
Attn:  Steven M. Lamar, Managing Partner

Bristol Investment Fund, Ltd.                                    83,872                    29,355                  $650,008.00
c/o Bristol Capital Advisors, LLC
6363 Sunset Blvd., 5th Floor
Hollywood, CA  90028
Attn:  Amy Wang, Esq.

Cranshire Capital, L.P.                                          193,548                   67,742                 $1,499,997.00
666 Dundee Road, Suite 1901
Northbrook, IL 60062
Attn:  Mitchell Kopin, President

C.S.L. Associates L.P.                                           40,000                    14,000                  $310,000.00
399 Park Avenue, 37th Floor
New York, NY  10022
Attn:  Charles S. Lipson, General Partner

Galleon Captain's Offshore, Ltd.                                 118,350                   41,423                  $917,212.50
135 East 57th Street, 16th Floor
New York, NY  10022
Attn:  George Lau, Managing Director

Galleon Captain's Partners, L.P.                                 31,650                    11,078                  $245,287.50
135 East 57th Street, 16th Floor
New York, NY  10022
Attn:  George Lau, Managing Director

NAME, ADDRESS, FAX NUMBER OF PURCHASER AND COPIES OF         SHARES OF COMMON      COMMON STOCK UNDERLYING       PURCHASE PRICE
NOTICES TO:                                                  STOCK PURCHASED              WARRANTS
-----------                                                  ---------------              --------               --------------
Galleon Healthcare Offshore, Ltd.                                350,400                   122,640                $2,715,600.00
135 East 57th Street, 16th Floor
New York, NY  10022
Attn:  George Lau, Managing Director

Galleon Healthcare Partners, L.P.                                 49,600                   17,360                  $384,400.00
135 East 57th Street, 16th Floor
New York, NY  10022
Attn:  George Lau, Managing Director

J.W. Focused Growth Fund, LP                                      4,516                     1,581                  $34,999.00
46 Windmill Road
Armonk, NY  10504
Attn:  Jason Wild, President

J. Wild Fund, LP                                                  5,161                     1,806                  $39,997.75
46 Windmill Road
Armonk, NY  10504
Attn:  Jason Wild, President

LEBA Investments, LP                                              20,000                    7,000                  $155,000.00
1645 Village Center Circle, #170
Las Vegas, NV  89134

MAIL ALL DOCUMENTS TO:

c/o Smith Barney
1000 E. Hallandale Beach Blvd.
Hallendale, FL  33009
Attn:  Allan Yarkin
Mulligan BioCapital AG                                           129,032                   45,161                  $999,998.00
Stubbenhuk 7
20459 Hamburg, Germany
Attn:  Hans Hermann Munchmeyer, Managing Director

North Sound Legacy Fund LLC                                       27,500                    9,625                  $213,125.00
53 Forest Avenue, #202
Old Greenwich, CT  06870
Attn:  Thomas E. McAuley, Managing Member

NAME, ADDRESS, FAX NUMBER OF PURCHASER AND COPIES OF     SHARES OF COMMON STOCK    COMMON STOCK UNDERLYING       PURCHASE PRICE
NOTICES TO:                                                     PURCHASED                 WARRANTS
-----------                                                     ---------                 --------               --------------
North Sound Legacy Institutional Fund LLC                        396,000                   138,600                 $3,069,000
53 Forest Avenue, #202
Old Greenwich, CT  06870
Attn:  Thomas E. McAuley, Managing Member

North Sound Legacy International LTD                             676,500                   236,775                $5,242,875.00
53 Forest Avenue, #202
Old Greenwich, CT  06870
Attn:  Thomas E. McAuley, Managing Member

Off Sands Point, LTD                                             62,500                    21,875                  $484,375.00
280 Park Avenue, 39th Floor
New York, NY  10017
Attn:  Stuart Z. Feldman, COO

Omicron Master Trust                                             193,548                   67,742                 $1,499,997.00
810 7th Avenue, 39th Floor
New York, NY  10019
Attn:  Bruce Bernstein, Managing Partner

ProMed Offshore Fund, Ltd.                                       14,930                     5,226                  $115,707.50
237 Park Avenue, 9th Floor
New York, NY  10017
Attn:  Barry Kurokawa, Managing Director

ProMed Partners, L.P.                                            92,210                    32,274                  $714,627.50
237 Park Avenue, 9th Floor
New York, NY  10017
Attn:  Barry Kurokawa, Managing Director

ProMed Partners II, L.P.                                         25,770                     9,020                  $199,717.50
237 Park Avenue, 9th Floor
New York, NY  10017
Attn:  Barry Kurokawa, Managing Director

NAME, ADDRESS, FAX NUMBER OF PURCHASER AND COPIES OF     SHARES OF COMMON STOCK    COMMON STOCK UNDERLYING       PURCHASE PRICE
NOTICES TO:                                                     PURCHASED                 WARRANTS
-----------                                                     ---------                 --------               --------------
Sands Point Partners, LP                                         62,500                    21,875                  $484,375.00
280 Park Avenue, 39th Floor
New York, NY  10017
Attn:  Stuart Z. Feldman, COO

Schottenfeld Qualified Associates, LP                            51,612                    18,064                  $399,993.00
399 Park Avenue, 37th Floor
New York, NY  10022
Attn:  Richard Schottenfeld, Managing Member

SDS Capital Group, SPC, Ltd                                      200,000                   70,000                 $1,550,000.00
53 Forest Avenue, Suite 203
Old Greenwich, CT  06870
Attn:  Steve Derby, Managing Member

COPIES OF NOTICES TO:
Michael Grundei, Esq.
Wiggin & Dana LLP
400 Atlantic Street
Stamford, CT  06901

Wheaton HealthCare Partners LP                                    25,806                    9,032                   $199,996.50
212 Durham Avenue, Bldg. 1, Suite 201
Metuchen, NJ 08840
Attn: Jerry Treppel

Xmark Fund, LTD.                                                 146,670                   51,335                 $1,136,692.50
152 West 57th Street, 21st Floor
New York, NY  10019
Attn:  Mitchell D. Kaye, CIO

Xmark Fund, L.P.                                                 153,330                   53,666                 $1,188,307.50
152 West 57th Street, 21st Floor
New York, NY  10019
Attn:  Mitchell D. Kaye, CIO

TOTALS:                                                                                                          $24,955,038.75



                                  EXHIBIT A

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the NASDAQ SmallCap Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

- a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

- purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

- ordinary brokerage transactions and transactions in which the broker solicits purchases;

-        through options, swaps or derivatives;

-        in privately negotiated transactions;

-        in making short sales or in transactions to cover short sales; and

-        put or call option transactions relating to the shares.

         The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

- the name of each such selling security holder and of the participating broker-dealer(s);

-        the number of shares involved;

-        the initial price at which the shares were sold;

- the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

- that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

-        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                  EXHIBIT B

            FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT


[Name and Address of Transfer Agent]

Re:  Spectrum Pharmaceuticals, Inc.

Dear [______]:

         We are counsel to Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of __________________, 2004 by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders shares of its Common Stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase shares of the Common Stock (the "Warrants"). Pursuant to the Purchase Agreement, the Company has also entered into an Investor Rights Agreement with the Holders (the "Investor Rights Agreement") pursuant to which the Company agreed, among other things, to register the shares of Common Stock issued pursuant to the Purchase Agreement and the Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Investor Rights Agreement, on ____________ ___, 2004, the Company filed a Registration Statement on Form S-__ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling securityholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

By:__________________________________
cc:  [LIST NAMES OF HOLDERS]